Exhibit 5.1

San Francisco & New York

October 1, 2021

890 5th Avenue Partners, Inc.

14 Elm Place, Suite 206

Rye, New York 10580

Re:890 5th Avenue Partners, Inc.

Registration Statement on Form S-4 (File No. 333-258343)

Ladies and Gentlemen:

We have acted as legal counsel to 890 5th Avenue Partners, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the above-referenced Registration Statement (as amended and together with all exhibits thereto, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the registration of 134,889,885 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Shares”), issuable pursuant to the Agreement and Plan of Merger, dated as of June 24, 2021 (as may be amended from time to time, the “Merger Agreement”), by and among the Company, Bolt Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Bolt Merger Sub II, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and BuzzFeed, Inc., a Delaware corporation.

In connection with the rendering of the opinion hereinafter set forth, we have examined copies of such corporate records, agreements, documents and other instruments of the Company and other certificates and documents of officials of the Company, public officials, and others, as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and that all information contained therein is true and correct, and the conformity to authentic original documents of all copies submitted to us as conformed, certified, or reproduced copies. We have also assumed that (i) the Registration Statement will comply with all applicable laws and shall become effective in accordance with the provisions of section 8(a) of the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the business combination and transactions contemplated by the Merger Agreement and Registration Statement will be consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (iii) the stockholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement, (iv) all Shares will be issued and delivered in accordance with the terms of the Merger Agreement and in the manner specified in the Registration Statement, and (v) upon sale and delivery of the Shares, the certificates representing such Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar or, if uncertificated, valid book-entry notations for the issuance of the Shares.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations stated herein, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

The opinion and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to any laws other than the General Corporation Law of the State of Delaware. As used herein, the term “General Corporation Law of the State of Delaware” includes the statutory provisions

2
October 1, 2021 Page 2

contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

B. This opinion letter is limited to the matters expressly stated herein in connection with the Registration Statement and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance. The opinion expressed herein may not be relied upon by you for any other purpose or furnished to, quoted or relied upon by any other person or for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BraunHagey & Borden LLP

BRAUNHAGEY & BORDEN LLP